STOCK ACQUISITION AGREEMENT

     This Stock Acquisition Agreement is entered into as of November 2, 2004, by and between Trycera Financial, Inc., a Nevada corporation ("Company"), and Dave Margolin ("Shareholder")

RECITALS

     A. Company is purchasing the business and assets of Signature Credit Corporation ("Signature") pursuant to an Asset Purchase Agreement dated as of the date of this Agreement among Company, Shareholder and Signature (the "Asset Purchase Agreement").

     B. Under the Asset Purchase Agreement, Shareholder is receiving, at the times set forth in the asset Purchase Agreement, 146,250 shares of Company common stock issued or to be issued to Shareholder by Company (the "Shares").

AGREEMENT

     In consideration of the Asset Purchase Agreement, the issuance of the Shares being made to Shareholder under the Asset Purchase Agreement, and his agreements and obligations set forth in this Agreement and the Asset Purchase Agreement, Company and Shareholder agree as follows:

1.   REPRESENTATIONS AND AGREEMENTS BY THE SHAREHOLDER

     In connection with his acquisition of the Shares, Shareholder represents and warrants to and agrees with Company as follows:

     1.1 Company Information. Shareholder has reviewed the materials given to him by Company, including copies of the Asset Purchase Agreement, a Private Placement Memorandum relating to Company's separate offering of 2,000,000 shares of common stock and periodic reports filed by Company with the Securities and Exchange Commission (the "SEC"). Shareholder has had the opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of Signature's assets by Company and his acquisition of Shares and to obtain any additional information regarding Company which he has requested. He understands that any projections or predictions of future events he may have received from Company are estimates only and non-binding and Shareholder is not relying on any such projections or predictions in entering into the Asset Purchase Agreement or this Agreement. It has never been guaranteed or warranted by Company's management, or any person connected with or acting on either such corporation's behalf, that Shareholder will be able to sell or liquidate her Shares in any specified period of time or that there will be any profit realized as a result of his entering into the Asset Purchase Agreement.

     1.2 For Own Account. Shareholder is acquiring, and will acquire (unless his future acquisition right is duly transferred to another Person in accordance with this Agreement and applicable security law requirements), his Shares for his own account.

     1.3 Evaluation Capabilities. Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his acquisition of the Shares and entering into the Asset Purchase Agreement.

     1.4 Accredited Investor. Shareholder is an "Accredited Investor," as defined in Rule 501(a) of Regulation D under the 1933 Act, as follows:

     (a) He is a natural person whose individual net worth, or joint net worth with his spouse, including the estimated net fair market value of his principal residence, presently exceeds $1,000,000; and/or
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     (b)  He is a natural person who had individual income, without that of his spouse, in excess of $200,000 in each of the two most recent years and reasonably expects to have income in excess of $200,000 in the current year; and/or

     (c) He is a natural person who had joint income with his spouse in excess of $300,000 in each of the two most recent years and reasonably expects to have such joint income in excess of $300,000 in the current year.

     1.5 No Securities Law Registration. Shareholder has been advised by Company and understands that, subject to the piggy-back registration rights contained below in this Agreement, the Shares and Shareholder's rights to be issued Shares in the future under the Asset Purchase Agreement have not been registered under the Securities Act, were issued in reliance under the exemption from the registration requirements provided by Rule 506 of Regulation D and/or Section 4(2) under the Securities Act, and are "restricted securities" for purposes of the SEC's Rule 144 under the Securities Act. Company has further advised Shareholder that the Shares and such rights have not been qualified under the California securities law, in reliance upon the exemption from the qualification requirements provided by Section 25102.1(b) of the California Corporations Code and
Section 18(b)(4)(D) of the Securities Act and/or by Section 25102(f) of the California Corporations Code. Shareholder understands that Company is relying in part on his representations in this section for purposes of claiming such exemptions. Shareholder understands that no federal or California agency has made any finding or determination as to the fairness of this investment, nor any recommendation or endorsement of the Shares.

     1.6 Restrictions on Transfers. Shareholder agrees and understands that: (a) he shall be bound by the restrictions on transfers of his Shares, and of his right to be issued Shares in the future under the Asset Purchase Agreement (the "Future Right"), which are described in this paragraph or are otherwise applicable under federal or state securities laws; (b) such Shares or Future Right may not be sold, assigned, transferred, encumbered or in any manner disposed of in the absence of (i) an effective registration statement covering such Shares or Future Right filed under the Securities Act, (ii) an opinion of qualified counsel, which opinion and counsel are reasonably satisfactory to Company, that such registration under the Securities Act is not required, or (iii) other evidence satisfactory to Company that such registration is not required.; and (c) each certificate representing her Shares will initially bear a legend substantially in the following form, which Shareholder agrees to abide by:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE SHARES MAY NOT BE NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SHARES FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (2) AN OPINION OF QUALIFIED COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION UNDER THAT ACT IS NOT REQUIRED, OR (3) OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Shareholder agrees that stop transfer instructions prohibiting transfers of his Shares or Future Right in violation of such legend and this Section 1.6 may be filed in Company's records or issued to Company's transfer agent as a means of preventing the sale or disposition of his Shares or transfer of the Future Right in violation of the restrictions and legends set forth in this Agreement and that any transfer of Shares or a Future Right causing such a violation shall be void.

     1.7 No General Solicitation. The offer to issue Shares to Shareholder, and the proposal for him to participate in the Asset Purchase Agreement, were directly communicated to Shareholder through direct communications with Company's officers, and Shareholder was not presented with or solicited by any leaflet, public promotional meeting, television advertisement or other form of general advertising or general solicitation.

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     1.8  California Residence.  Shareholder's residence and place of business are located in the State of California.

     1.9 Indemnification. Shareholder agrees to indemnify Company and its officers, directors and agents against, and hold such parties harmless from, any and all liabilities, damages, costs or expenses, including, without limitation, those arising under federal or state securities laws, incurred on account of or arising out of: (a) any inaccuracy in Shareholder's representations and covenants set forth in this Agreement; or
(b) the disposition of any of his Shares, contrary to her foregoing representations and covenants.

2.   PIGGY-BACK REGISTRATION RIGHTS

     2.1 Definitions. As used in this Section 2, the following terms shall have the following respective meanings:

          (a) "Commission" means the SEC or any other federal agency at the time administering the Securities Act.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as in effect at the time.

          (c) "Holders" means Shareholder and any other persons holding Registrable Securities to whom rights under this Section 2 have been transferred in accordance with Section 2.7 below.

          (d) "Recapitalizations" means stock splits, stock dividends, exchanges of shares of Company for other shares of Company and the like affecting outstanding shares of Company.

          (e) "Registrable Securities" means (i) the Shares; and (ii) any common stock or other equity securities of Company issued or issuable in respect of the Shares; provided, however, that shares of common stock or other equity securities of Company shall only be treated as Registrable Securities if and so long as they (A) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and (B) have not been sold, and are not available for sale (in the opinion of counsel to Company), under the Commission's Rule 144 (assuming for this purpose with respect to a future sale that the requirements of Sections (f), (g) and (h) of Rule 144 will be satisfied) or otherwise, in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act, or registered under the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (f) "Registration Expenses" means all expenses, except Selling Expenses as defined below, incurred by Company in complying with Section
2.2 below, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and disbursements of counsel for Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Company which shall be paid in any event by Company).

          (g) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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          (h)  "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

     2.2  Piggy-Back Registration Rights

          2.2.1 Notice of Registration. If at any time or from time to time Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction or a registration not legally available for an offering by Holders, Company will:

               (a)  promptly give to each Holder written notice thereof;
and

               (b) subject to Section 2.2.2, include in such registration (and in any related registration, qualification or compliance otherwise being filed or made under applicable blue sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from Company and stating the intended method of disposition of such Registrable Securities), by any Holder.

          2.2.2 Underwriting. If the registration of which Company gives notice is for a registered public offering involving an underwriting, Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2.1(a). In such event the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Company. If any Holder or other shareholder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. Company may include its equity securities held by shareholders other than Holders in a registration statement pursuant to this Section 2.2 to the extent that applicable registration rights have been granted with respect to such other equity securities. Shareholder understands that Company may grant additional registration rights in the future to other persons acquiring Company's securities. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of securities to be underwritten, the number of securities to be underwritten shall be allocated first to Company, and second to the Holders and any other holders of applicable registration rights with respect to their securities of Company on a pro rata basis based on the total number of Registrable Securities requested to be included in such offering by each participating Holder pursuant to Section 2.2.1(b) above and the total number of securities requested to be included in such offering by each other holder of applicable registration rights. Company shall advise all participating Holders of any such limitation and allocation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders in proportion to the total number of Registrable Securities requested to be included in such offering by each participating Holder pursuant to Section 2.2.1(b) above. To facilitate the allocation of shares in accordance with the above provisions, Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares.

          2.2.3 Right to Terminate or Delay Registration. Company shall have the right to terminate, withdraw or delay any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

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

          2.2.4 Planned S-2 Registration Statement. It is understood and agreed that all the Shares will be registered under Company's planned Registration Statement to be filed within six (6) months after the date of this Agreement.

     2.3. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 2.2 shall be borne by the Company. Unless otherwise stated, all Selling Expenses and other expenses, except for such Registration Expenses, relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     2.4. Registration Procedures

     In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Subject to Section 2.2.3, at its expense Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become effective within 90 days of filing, and to remain effective from such effective date until the earlier to occur of (i) one year after the effective date of such registration statement, (ii) the date on which all Registrable Securities may be sold by non-affiliates of Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, and (iii) the date as of which all Registrable Securities have been sold pursuant to the registration statement, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the period described above, provided that, unless approved by Company in its discretion, no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

          (b) Enter into a written underwriting agreement in customary and reasonable form and substance with the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

          (c) Furnish to the Holders participating in such registration such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents as the Holders may reasonably request;

          (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) Prepare and file with the Commission promptly upon the request of any such Holders any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders and for Company, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

          (g) Prepare and promptly file with the Commission, and promptly notify such Holders of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or

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omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and

          (h) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     2.5. Information by Holders

     The Holders of Registrable Securities included in any registration shall furnish the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     2.6. Indemnification

          2.6.1 By Company. Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to Company in connection with any such registration, qualification or compliance, and Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          2.6.2 By Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Company, each of its directors and officers, each underwriter, if any, of Company's securities covered by such a registration statement, each person who controls Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers and directors and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this

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subsection 5.6.2 shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

          2.6.3 Procedures. Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (except where the Indemnified Party and the Indemnifying Party have a conflict of interest, in which case and to which extent the Indemnified Party may participate in such defense at the Indemnifying Party's expense), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.6 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.7. Transfer of Registration Rights The rights to cause Company to register securities granted to Shareholder under Section 2.2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder, provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws and the transferor's agreements with Company, and (b) such assignee or transferee agrees in writing to abide by the terms and conditions of this Agreement relating to such Registrable Securities.

     2.8. Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance) with the written consent of Company and Holders who own or have the right to purchase at least 80% of the Shares (appropriately adjusted for any Reorganizations). Any amendment or waiver effected in accordance with this Section 2.8 shall be binding on each Holder and the Company.

3.   NON-COMPETITION COVENANTS

     Shareholder agrees with Company that, until the earlier of four (4) years after the date of this Agreement or one (1) year after such Shareholder ceases to be an employee of or contractor providing services to Company, Shareholder will not, without Company's prior written consent:
(a) directly or indirectly engage in, or have any interest in, or invest in or finance, any person, firm or business (whether as an employee, officer, director, consultant or otherwise), that engages in, the business conducted by Signature prior to the date of this Agreement (the "Business") within a county of California or a state of the United States in which the Business has been carried on by Company, so long as Company (or any Person deriving title to the goodwill of such business) carries on a like business in that county or state; or (b) directly or indirectly solicit, or permit or encourage his representatives or any entity in which Shareholder has an equity or material financial interest (other than a publicly held corporation of which Shareholder has less than 1% of the outstanding shares) or its representatives directly or indirectly to solicit, the purchase or licensing of products and services similar to those sold or licensed in the Business by any customer that purchased or licensed any such products or services from Signature before the date of this Agreement, or while Shareholder is an employee of or an independent contractor providing services to Company; or (c) attempt to induce or persuade, or permit or encourage his representatives or any entity in which Shareholder has an equity or material financial interest (other than a publicly held corporation of which Shareholder has only less than 1% of the outstanding shares) or its representatives directly or indirectly to attempt to induce or persuade, any employee of Company, or of any entity which merges with Company or acquires substantially all of Company's assets relating to the Business, to terminate his or her employment with Company or such other entity. This paragraph will not prevent Shareholder from owning or acquiring less than one percent (1%) of the shares of any publicly held corporation. In the event any agreement in

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this paragraph shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, such agreement shall be interpreted to extend only over the maximum period of time and areas for which it may be enforceable, all as determined by such court. Shareholder acknowledges that the remedy at law for any breach of his covenants contained in this paragraph will be inadequate and that Company shall, in addition to whatever other remedies it may have at law or in equity, be entitled to injunctive or other equitable relief for such breach.

4.   MISCELLANEOUS

     4.1 Specific Performance. If any transfer of securities is made by Shareholder or a transferee contrary to the provisions of this Agreement, or a party otherwise fails to comply with any provision of this Agreement, the other party or parties may enforce their rights under this Agreement by actions for specific performance to the extent permitted by law, in addition to any other legal or equitable remedies which they may have.

     4.2 Amendments and Waivers. This Agreement may be amended or modified only by an instrument in writing signed by both Company and Shareholder affected thereby. Any waiver of rights under this Agreement must also be in a writing signed by the waiving party. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     4.3 Severability. If any provision of this Agreement or its application to any person or circumstances is held to be unenforceable or invalid by any court of competent jurisdiction, its other applications and the remaining provisions of this Agreement will be interpreted so as best reasonably to effect the intent of the parties.

     4.4 Notices. Any notice or other communication to a party pursuant to this Agreement will be deemed to have been duly given if given personally to the party or on the date of delivery in writing, addressed to the party, at the following address:

     If to Company:      170 Newport Center Drive
                         Suite 210
                         Newport Beach, CA 92660

     If to Shareholder:  4423 West Coast Highway
                         Newport Beach, CA 92663

Either party may change its or his address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

     4.5 Attorneys' Fees. If any party shall bring a legal action or other proceeding against the another party to enforce or interpret any of the provisions of this Agreement, or relating to the agreements under transactions contemplated by this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in that action or proceeding.

     4.6 Entire Agreement. This Agreement, together with the Asset Purchase Agreement, constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior written or oral agreements and understandings of the parties relating to the subject matter of this Agreement.

     4.7 Governing Law. This Agreement shall be construed under and governed by the laws of the State of California, excluding conflict of law provisions.

     4.8 Successors and Assigns. Subject to Sections 1 and 2 above, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. Anyone who purchases or otherwise acquires any of the Shares, or rights of

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Shareholder to be issued Shares under the Asset Purchase Agreement, shall acquire such Shares or rights subject to the provisions of this Agreement, and shall make no transfers in violation of this Agreement.

     4.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     4.10 Number and Gender. With respect to words used in this Agreement, the singular form shall include the plural form, the masculine gender shall include the feminine or neuter gender, and vice versa, as the context requires.

     4.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     4.12 Further Actions. Each party agrees to execute and deliver any further documents and to do any additional acts reasonably required to carry out the terms of this Agreement.

     4.13 Drafting. Any rule of law (including California Code of Civil Procedure Section 1864 or California Civil Code Section 1654) or legal decision that would require interpretation against the drafter of this Agreement is not applicable and is waived.

                                   "Company":

                                   Trycera Financial, Inc.,
                                   a Nevada corporation

                                   By /s/ Matthew S. Kerper
                                   Matthew S. Kerper, President


                                   "Shareholder":

                                   /s/ Dave Margolin
                                   Dave Margolin



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